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                                                         EXHIBIT 21 TO FORM 10-K
                                                     WESCO FINANCIAL CORPORATION
                                                FOR YEAR ENDED DECEMBER 31, 2000



                           WESCO FINANCIAL CORPORATION

                                  SUBSIDIARIES


                                                           PERCENTAGE
                                                            OWNED BY                 STATE OF
        NAME OF SUBSIDIARY                                 REGISTRANT             INCORPORATION
        ------------------                                 ----------             -------------
Wesco Holdings Midwest, Inc...............................     100%                  Nebraska
  CORT Business Services Corporation......................     100%                  Delaware
  Precision Steel Warehouse, Inc..........................     100%                  Illinois
    Precision Steel Warehouse, Inc.,
    Charlotte Service Center..............................     100%                  Delaware
    Precision Brand Products..............................     100%                  Delaware
  Wesco-Financial Insurance Company.......................     100%                  Nebraska
    Kansas Bankers Surety Company.........................     100%                  Kansas
MS Property Company.......................................     100%                  California